SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934

                Date of Report - January 24, 2002

             UNION NATIONAL FINANCIAL CORPORATION
     (Exact name of registrant as specified in its charter)

         Pennsylvania       0-19214       23-2415179
        ______________     _________     ____________
       (State or other    (Commission    (IRS Employer
         jurisdiction     File Number)   Identification
       of incorporation)                     Number)

  101 East Main Street, P.O. Box 567
        Mount Joy, Pennsylvania                 17552
____________________________________          _________
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number including area code: (717)653-1441
                                                  _______________

                               N/A
     _______________________________________________________
(Former name or former address, if changed since last report)

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Item 1.   Changes in Control of Registrant.
          _________________________________

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.
          _____________________________________

          Not Applicable.

Item 3.   Bankruptcy or Receivership.
          ___________________________

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
          ______________________________________________

          Not Applicable.

Item 5.   Other Events.
          _____________

          On January 24, 2002, Union National Financial
          Corporation issued a press release reporting fourth quarter earnings and announcing the first quarter cash dividend for 2002 and a stock repurchase program. The aforementioned is attached as an exhibit to this Current Report on Form 8-K.

Item 6.   Resignations of Registrant's Directors.
          _______________________________________

          Not Applicable.

Item 7.   Financial Statements and Exhibits.
          __________________________________

          (a)   Not Applicable.

          (b)   Not Applicable.

          (c)   Exhibits:

               99.1 Press Release

Item 8.   Change in Fiscal Year.
          ______________________

          Not Applicable.

Item 9.   Regulation FD Disclosure.
          _________________________

          Not Applicable.

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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         UNION NATIONAL FINANCIAL CORPORATION
                         (Registrant)


Dated: January 24, 2002  /s/ Mark D. Gainer
                         ______________________________
                         Mark D. Gainer,
                         President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit                                                   Page
________                                                  _____

99.1               Press Release                          5

                        EXHIBIT 99.1

                        Press Release

                        PRESS RELEASE

   Union National Financial Corporation Reports Fourth Quarter
   ___________________________________________________________
   Earnings and Announces First Quarter Cash Dividend and Stock
   ____________________________________________________________
                     Repurchase Program
                     __________________

Mount Joy, Pennsylvania, January 24, 2002. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, has reported earnings for the fourth quarter of 2001 of $627,000, as compared to a loss of $75,000 for the fourth quarter of 2000. Earnings for the fourth quarter of 2000 included non-recurring costs related to various technology initiatives and an early retirement plan of approximately $430,000, net of tax. Earnings for the year ended December 31, 2001, amounted to $2,242,000, as compared to $1,667,000 for the same period of 2000. Basic and diluted earnings per share for the fourth quarter of 2001 amounted to 24 cents, as compared to a loss of three cents per share in 2000. Basic earnings per share for the year amounted to 87 cents per share with diluted earnings per share amounting to 86 cents. In comparison, basic earnings per share for 2000 amounted to 65 cents with diluted earnings per share of 64 cents.

Without considering the impact of non-recurring costs incurred in 2000, the overall increase in earnings can be primarily attributed to an increase in net interest income and other operating income, which were partially offset by an increased provision for loan losses. The increase in other operating income for the fourth quarter was 30.9% and was a result of non-interest income initiatives and fee changes implemented in 2000 and 2001.

The Board of Directors of Union National Financial Corporation approved the payment of its first regular quarterly cash dividend for 2002. The cash dividend of 12.5 cents per share is payable on February 5, 2002, to stockholders of record on January 24, 2002.

The Board of Directors is also pleased to announce the approval of a plan to purchase, in open market and privately negotiated transactions, up to 100,000 shares of its outstanding common stock. The Board of Directors believes that a repurchase of this type is in the best interests of Union National and its stockholders as a method to enhance long-term shareholder value. The purchases are to be funded through operating cash flows.

Financial Highlights      Three Months Ended
____________________      __________________
               December 31, 2001 December 31, 2000 Percent Change
               _________________ _________________ ______________
Net Interest Income   $2,948,000        $2,469,000          19.4%
Provision for
  Loan Losses            220,000           158,000          39.2%
Other Operating Income   652,000           498,000          30.9%
Other Operating
  Expenses             2,656,000         3,163,000         -16.0%
Net Income               627,000           (75,000)           N/A

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                               Years Ended
                               ___________
               December 31, 2001 December 31, 2000
               _________________ _________________
Net Interest Income  $10,895,000       $10,231,000           6.5%
Provision for
   Loan Losses           576,000           397,000          45.1%
Other Operating Income 2,356,000         1,732,000          36.0%
Other Operating
   Expenses           10,202,000         9,949,000           2.5%
Net Income             2,242,000         1,667,000          34.5%


                           Balance Sheet as of
                           ___________________
               December 31, 2001 December 31, 2000
               _________________ _________________

Total Assets        $307,673,000      $282,680,000           8.8%
Total Loans          203,581,000       185,981,000           9.5%
Total Deposits       215,544,000       212,545,000           1.4%

Union National Community Bank, the sole and wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for more than 148 years. The bank operates seven retail offices and an office for its Wealth Management Group, all located in Lancaster County.
For Further Information, Please Contact:
Mark D. Gainer, President/CEO
Union National Financial Corporation
101 East Main Street
P.O. Box 567
Mount Joy, PA 17552-0567
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.
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